As filed with the Securities and Exchange Commission on June 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVENTRUST PROPERTIES CORP.

(Exact name of Registrant as specified in its charter)

MARYLAND	34-2019608
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2809 Butterfield Road, Suite 360
Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

InvenTrust Properties Corp. 2015 Incentive Award Plan

(Full title of the plan)

Thomas P. McGuinness

President and Chief Executive Officer

InvenTrust Properties Corp.

2809 Butterfield Road, Suite 360

Oak Brook, Illinois 60523

(Name and address of agent for service)

(630) 218-8000

(Telephone number, including area code, of agent for service)

Copies to:

Scott W. Wilton, Esq.	Cathy Birkeland, Esq.
Executive Vice President, General Counsel and Secretary	Laura Bauer, Esq.
InvenTrust Properties Corp.	Latham & Watkins LLP
2809 Butterfield Road, Suite 360	330 North Wabash Avenue, Suite 2800
Oak Brook, Illinois 60523	Chicago, Illinois 60611
(630) 218-8000	(312) 876-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF FEES

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.001 par value per share	30,000,000	$4.00	$120,000,000.00	$13,944.00

(1)	The Registrant is registering 30,000,000 shares of common stock, $0.001 par value per share (“Common Stock”), of the Registrant hereunder which are issuable in connection with future grants of equity-based awards under the InvenTrust Properties Corp. 2015 Incentive Award Plan (the “Plan”).

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock that become issuable under the Plan as a result of any stock split, stock dividend or similar transaction that is effected without the receipt of consideration and that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Pursuant to Rule 457(h) promulgated under the Securities Act, the registration fee is based on the estimated per share value of the Registrant’s Common Stock of $4.00 as of February 4, 2015, the date of the most recent valuation of the Registrant’s Common Stock. The Registrant’s shares of Common Stock are not listed on a national securities exchange and there is not otherwise an established public trading market for the Registrant’s shares.

PART I

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The information required in the Section 10(a) prospectus is included in the documents being maintained and delivered by InvenTrust Properties Corp. (the “Registrant”) pursuant to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 27, 2015.

2.	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 20, 2015, January 23, 2015, February 9, 2015, February 20, 2015, February 24, 2015, as amended by Form 8-K/A filed with the SEC on February 25, 2015, March 25, 2015, April 16, 2015 and April 24, 2015 and the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2015.

3.	The “Description of the Registrant’s Securities to be Registered” included in the Registrant’s Form 8-A filed with the SEC on November 10, 2005.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes the former statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Scott W. Wilton, Executive Vice President, General Counsel and Secretary of the Registrant, will pass upon the legality of the shares of the Common Stock of the Registrant to be issued under the Plan. Mr. Wilton is eligible to participate in the Plan. Mr. Wilton is the beneficial owner of less than 0.01% of the Registrant’s Common Stock.

Item 6. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Registrant’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Registrant’s charter and bylaws obligate the Registrant, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity or (2) any individual who, while a director or officer of the Registrant and at the Registrant’s request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity. The Registrant’s charter and bylaws also permit it to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant. The Registrant’s bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the charter or the bylaws will apply to or affect, in any respect, the indemnitee’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was a result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

EXHIBIT NO.

4.1	Second Amended and Restated Distribution Reinvestment Plan (1)

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) *

4.3	Second Amended and Restated Share Repurchase Program, effective February 1, 2012 (2)

5.1	Opinion of Scott W. Wilton*

23.1	Consent of Scott W. Wilton (contained in Exhibit 5.1 filed herewith)

23.2	Consent of KPMG LLP*

24.1	Power of Attorney (included on the signature page for this registration statement)

99.1	InvenTrust Properties Corp. 2015 Incentive Award Plan*

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K, as filed by the Registrant with the SEC on September 23, 2010.
(2)	Incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K, as filed by the Registrant with the SEC on December 29, 2011.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on June 19, 2015.

INVENTRUST PROPERTIES CORP.

(Registrant)

By:	/s/ Jack Potts
Name:	Jack Potts
Its:	Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Potts and Scott W. Wilton as his or her true and lawful attorney in-fact and agent, each with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned, any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”)), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments as fully to all intents and purposes as he or she might or could do in person, and hereby does ratify and confirm all that said attorney-in-fact and agent, or his or her other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Thomas P. McGuinness	Director, President and Chief Executive Officer (principal executive officer)	June 19, 2015
Thomas P. McGuinness

/s/ Jack Potts	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer )	June 19, 2015
Jack Potts

/s/ Anna N. Fitzgerald	Executive Vice President, Chief Accounting Officer (principal accounting officer)	June 19, 2015
Anna N. Fitzgerald

/s/ J. Michael Borden	Director	June 19, 2015
J. Michael Borden

/s/ Thomas F. Glavin	Director	June 19, 2015
Thomas F. Glavin

/s/ Paula Saban	Director	June 19, 2015
Paula Saban

/s/ William J. Wierzbicki	Director	June 19, 2015
William J. Wierzbicki

EXHIBIT INDEX

EXHIBIT NO.

4.1	Second Amended and Restated Distribution Reinvestment Plan (1)

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) *

4.3	Second Amended and Restated Share Repurchase Program, effective February 1, 2012 (2)

5.1	Opinion of Scott W. Wilton*

23.1	Consent of Scott W. Wilton (contained in Exhibit 5.1 filed herewith)

23.2	Consent of KPMG LLP*

24.1	Power of Attorney (included on the signature page for this registration statement)

99.1	InvenTrust Properties Corp. 2015 Incentive Award Plan*

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K, as filed by the Registrant with the SEC on September 23, 2010.
(2)	Incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K, as filed by the Registrant with the SEC on December 29, 2011.